EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

American Champion Entertainment, Inc.:

We consent to the incorporation by reference in Registration Statement Numbers 333-60511, 333-67879, 333-72253, 333-82963, 333-90459 and 333-30626 on Forms S-3, Registration Statement Numbers 333-60107, 333-80269, 333-95435,333-96419 and 333-54144 (American Champion Entertainment, Inc. 1997 Stock Plan and 1997 Non-Employee Directors Stock Option Plan of American Champion Entertainment, Inc.) on Forms S-8 and Registration Statement Number 333-39206 on Form SB-2 of our report dated February 15, 2001 appearing in and incorporated by reference in this 10-KSB of American Champion Entertainment, Inc. for the year ended December 31, 2000.

/s/ Moss Adams LLP

Moss Adams LLP

San Francisco, California
April 16, 2001